               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 14, 1998, accompanying the consolidated financial statements included in the Annual Report of Halsey Drug Co., Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Halsey Drug Co., Inc. on Form S-8 (File No. 33-98396, effective October 19,
1995).




GRANT THORNTON LLP


New York, New York
April 14, 1998